UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

AMENDMENT NO. 1

TO

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

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MACRO SECURITIES DEPOSITOR, LLC
(Depositor)

(Exact name of registrant as specified in its charter)

MacroShares $100 Oil Down Trust

(Issuers with respect to the Offered Securities)

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Delaware	333-135120	20-1072523
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

73 Green Tree Drive #9
Dover, DE 19904

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) MACROS1

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On January 13, 2009, the Depositor declared a four-for-one split of the MacroShares $100 Oil Down Shares.  The record date for the split will be January 23, 2009 and the pay date will be January 29, 2009.  The total number of outstanding MacroShares $100 Oil Down Shares will be quadrupled and the Depositor will instruct the Depository Trust Company ("DTC") to credit on the applicable pay date three additional shares for each one share that is credited to a DTC account as of the applicable record date.  A four-for-one split has also been declared for the MacroShares $100 Oil Up Shares.  A press release was issued in connection with the share split and is attached as Exhibit 99.2 to this Form 8-K. Trading on NYSE Arca will begin on a trade-adjusted basis on January 30, 2009.

Item 9.01

Financial Statements and Exhibits

Following is a list that is hereby filed as part of this Form 8-K:

Exhibit 4.1.2

Second Amended and Restated MacroShares $100 Oil Down Trust Agreement, dated as of January 23, 2009

Exhibit 99.2

Press release issued by the Depositor in connection with the share split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACRO SECURITIES DEPOSITOR, LLC

By:	/s/ SAMUEL MASUCCI, III
Name: Samuel Masucci, III Title: Chief Executive Officer

Date:  January 22, 2009

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